EXHIBIT 99.4

SERVICER COMPLIANCE CERTIFICATE

The Bank of New York Trust Company, N.A.

as Indenture Trustee

525 Vine Street, Suite 900

Cincinnati, Ohio 45202

Attention: Corporate Trust Officer

Perry D. Moore

Executive Vice President – Finance

Education Lending Services, Inc.

6 East Fourth Street, Suite 300

Cincinnati, Ohio 45202

Roger W. Saylor Vice President Citicorp North America, Inc., as Agent 388 Greenwich Street New York, New York 10013

The undersigned hereby certifies that (i) he or she is an authorized officer of Great Lakes Educational Loan Services, Inc. (“Great Lakes”), (ii) a review of the activities of Great Lakes under the:

(1) Student Loan Origination and Servicing Agreement dated August 15, 2001, among Great Lakes, Fifth Third Bank, as Eligible Lender Trustee on behalf of Grad Partners, Inc. (now known as Education Lending Services, Inc.,), and Education Lending Services, Inc., as amended by First Amendment to Student Loan Origination and Servicing Agreement dated as of October 18, 2002 among Great Lakes, Fifth Third Bank as Eligible Lender Trustee on behalf of Education Lending Services, Inc., and Education Lending Services, Inc.,

(2) Great Lakes Non-FFELP Student Loan Servicing Agreement, dated as of December 21, 2001 among Great Lakes, Fifth Third Bank, as Eligible Lender Trustee on behalf of Education Funding Resources, LLC and Education Lending Services, Inc.,

(3) Amended and Restated Origination and Servicing Agreement dated as of October 18, 2002, among Great Lakes, Fifth Third Bank, as eligible lender trustee for Education Funding Resources, LLC, and Education Lending Services, Inc.

(4) Student Loan Origination and Servicing Agreement dated as of May 23, 2002, among Great Lakes, Fifth Third Bank, as Eligible Lender Trustee on behalf of Education Funding Capital Trust – I and Grad Partners, Inc. (now known as Education Lending Services, Inc.),

(5) Student Loan Origination and Servicing Agreement dated as of April 16, 2003, among Great Lakes, Fifth Third Bank, as Eligible Lender Trustee on behalf of Education Funding Capital Trust – II and Education Lending Services, Inc., and

(6) Student Loan Origination and Servicing Agreement dated as of October 1, 2003, among Great Lakes, Fifth Third Bank, as Eligible Lender Trustee on behalf of Education Funding Capital Trust – III and Education Lending Services, Inc. (items 1 through 6 being referred to collectively herein as the “Servicing Agreements”), for the period from January 1, 2003 through December 31, 2003 has been made under the supervision of the undersigned and (iii) to the best of my knowledge, based on such review, Great Lakes has substantially and materially fulfilled all its obligations under the Servicing Agreements throughout such period.

March 15, 2004	/s/ Michael J. Noack
Name: Michael J. Noack
Title: /s/ Chief Servicing Officer